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                                                                   Exhibit 23(c)






July 20, 2001

Board of Directors and Stockholders
Aon Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Aon Corporation for the registration of 2,000,000 shares of its common stock of our report dated May 9, 2001 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation which are included in its Form 10-Q for the quarter ended March 31, 2001.



                                                  /s/ERNST & YOUNG LLP